EXHIBIT 23.1

CONSENT OF SQUAR, MILNER, REEHL & WILLIAMSON, LLP, INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 8, 2005 (except for Note 13 as to which the date is July 1, 2005), with respect to the combined financial statements of REMEC Wireless Systems, a reportable segment of REMEC, Inc., for the year ended January 31, 2005 included in Powerwave Technologies, Inc. Form 8-K/A to be filed on November 18, 2005 with the Securities and Exchange Commission.

/S/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport Beach, California

November 17, 2005